This Agreement is dated effective as of December 3, 2018.
Between:
Oleksandr Bondarenko, an individual residing at 18, Grekova street, Kyiv, Ukraine.
           (the "COO")
And:
Agora Holdings Inc., a Utah corporation having a business office at 1136 Centre Street, Unit 228, Thornhill, Ontario, L4J 3M8, Canada (the "Company")

Whereas:
A. The Company has determined to retain the services of a Chief Operating Officer with respect to its planned operations in the Ukraine and Hong Kong relative to the scope of business of controlled subsidiary eSilkroad Network Limited and in order to guide the Company's overall business strategy, operations and future direction as relates to the creation of a functional B2B network.
B. The COO has certain business expertise and has agreed to provide services, advice and recommendations regarding the overall business strategy, day to day operations and future direction of eSilkroad Network Limited.
Now therefore this Agreement witnesses that in consideration of the mutual covenants and agreements herein contained the parties hereto agree as follows:
Section 1. Interpretation
1.1 Where used herein the following terms shall have the meanings set out below:
 (b) "COO Services" means the services to be provided by the Chief Operating Officer to the Company as set out herein;
(c) "Board" means the board of directors of the Company;
(d) "Business Material" means any financial, market and technical information, methods and plans, trade secrets, know-how, technical expertise and other information relating to the Company's business and operations;
(e) "Term" has the meaning given to it in subsection 2.1.
1.2 Governing Law.
This Agreement shall be governed by and be construed in accordance with the laws of Utah applicable therein.

1.3 Severability.
If any one or more of the provisions contained in this Agreement should be determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
Section 2. Term
2.1 Term.
The term of this Agreement (the "Term") shall be from and including December 3, 2018, to and including December 3, 2020, unless this Agreement is earlier terminated in accordance with Section 5.
Section 3. COO Services
3.1 COO Services.
The Company hereby appoints and retains the COO, on a non-exclusive basis, during the Term act as the Company's COO and provide services as requested by the Company from time to time relative to the operation and management of the Company's subsidiary, eSilkroad Network Limited, and the COO hereby accepts such appointment and agrees to provide diligently the COO Services. In providing the COO Services, the COO will report directly to and take direction from the Board. In no circumstances will the COO perform any functions of the Board. The COO, shall attend as may be required by the Board, such meetings of the Board, either telephonically or in person, and provide COO Services which shall include:
(a) making recommendations for both the short term and the long-term business strategies to be employed by Company and its controlled subsidiary eSilkroad Network Limited;
(b) monitoring and assessing the market for the Company's business and to advise the Board with respect to such markets and to recommend an appropriate business strategy on an ongoing basis;
(c) commenting on proposed corporate decisions and identifying and evaluating alternative courses of action;
(d) overseeing the day to day operations of eSilkroad Network Limited and reporting to the Company's Board of Directors;
(e) providing an objective evaluation of the performance of the Company, its subsidiary(ies) and its management in relation to competitors within the industry;
(f) identifying and evaluating external threats to and opportunities for the Company;
(g) evaluating and making ongoing recommendations to the Board with respect to the required management personnel and job functions for the efficient operation of the Company's business;
(h) formulating and recommending to the Board appropriate operating policies and procedures and supervising the implementation of such policies and procedures for the ongoing conduct of the Company's business;
(i) discussing from time to time any matters pertaining to the Company's business; and
(j) providing such other COO services as may be appropriate from time to time.
3.2 Board to Act Independently.
The Board shall diligently and responsibly receive all advice from the COO and exercise its own independent judgment before acting upon such advice.

3.3 Remuneration.
(a)  In consideration of the provision of the COO Services, the Company shall pay to the COO a fee of Eight Thousand Dollars (US$8,000) per month;
(b) The Company shall further pay to the COO any out of pocket expenses which shall be prior approved by the Company for the attendance at any meetings as may be required.
3.4 Other Contractual Agreements
The parties to this Agreement recognize that they may enter into other contractual agreements for services to be provided to the Company for which independent contracts shall be executed and that this Agreement relates solely to the appointment of the COO and the mandate of the COO as noted by the Company and the Board.
3.5 Disclosure of COO.  During the Term, the COO shall:
(a) disclose to the Company all of its interests in any transaction or agreement contemplated by the Company or any matter which may taint the COO's objectivity when performing its role as an COO hereunder;
(b) inform the Company of any business opportunities made available to the COO as a result of the COO's involvement with the Company or otherwise through the performance of the COO Services; and
(c) not serve as COO, or consent to an appointment as a member of the board of directors, of a company which competes, directly or indirectly, with the Company.
Section 4. Confidential Information
4.1 Confidentiality Obligation.
The COO recognizes and agrees that any Business Material furnished or to be furnished to it by the Company is to be used only for the purpose of providing the COO Services hereunder and that such Business Material will be kept confidential by the COO provided, however, that any such Business Material may be disclosed:
(a) if specifically consented to in writing by the Company; or
(b) if required by applicable law or by an order of a court of competent jurisdiction.
4.2 Exceptions.
The provisions of Section 4.1 shall not apply to:
(a) information which becomes generally available to the public other than as a result of a disclosure by the COO;
(b) information which is generally known to knowledgeable business people involved in the business conducted by the Company other than as a result of a disclosure by the COO in violation of this part;
(c) information that was available to the COO on a non-confidential basis prior to its disclosure to the COO by the Company; or
(d) information that becomes available to the COO on a non-confidential basis from a person or entity other than the Company, unless such disclosure by that person is itself in breach of a confidentiality commitment made directly or indirectly to the Company;
and provided that nothing in this Agreement shall prevent the COO from using its expertise and knowledge in the conduct of other business for its own account or as a consultant to others.
5. Termination
5.1 Termination by the Company and the COO.
The Company or the COO may terminate this Agreement without cause at any time by giving 30 days written notice of termination of this Agreement to the other party. Any termination of this Agreement, either pursuant to this Section or otherwise, will not affect the obligations under Section 4, which will survive such termination. In the event that this Agreement is terminated by the Company, the Company shall pay the COO an amount equal to any expenses incurred by the COO up to the effective date of the termination to the extent such expenses have not previously been reimbursed. Upon payment of such amounts, the COO shall have no claim against the Company for damages or otherwise by reason of such termination. In the event of termination of this Agreement, the COO shall, prior to the effective date of the termination, deliver to the Company all books, records, or other information in its possession pertaining to the Company's business.
5.2 Early Termination
Should either the COO or the Company terminate this Agreement pursuant to Section 5.1 herein then any rights to remuneration shall be immediately cancelled as of the first day of the calendar month following the month in which notice of termination was provided.

6. Indemnity and Limitation of Liability
6.1 Indemnification by the Company.
The Company shall indemnify and hold harmless the COO against any and all losses, damages, suits, judgments, costs and expenses arising under any such third-party claim or action that occurs solely due to actions taken by the Company, or by COO at the Company's direction, provided however, that the COO provides the Company with:
(a) written notice of such claim or action within 14 days of acquiring knowledge of the event;
(b) sole control and authority of the defense or settlement of such claim or action (provided that the Company shall not enter into any settlement which materially affects the COO's rights without the COO's prior written consent); and
(c) proper and full information and reasonable assistance to defend and/or settle any such claim or action.
The Company shall not indemnify COO for any losses, damages, suits, judgments, costs or expenses arising from actions taken solely by COO.
6.2 No Liability for Acts of the Company.
The COO shall not be liable for any act of the Company or any of its directors, officers or employees, except as required under applicable Utah law.
6.3 Limitation of Liability.
Under no circumstances will either party be liable to the other party for indirect, incidental, consequential, special or exemplary or punitive damages (even if such party has been advised of the possibility of such damages), arising from any provision of this Agreement, such as, but not limited to, loss of revenue or anticipated profits or loss of business.
7. General Provisions
7.1 No Partnership or Agency.
The relationship between the Company and the COO is that of independent contractor and nothing herein contained shall be interpreted so as to create a partnership or agency relationship between the parties.
7.2 Assignment.
Neither party may assign any rights or delegate any obligations hereunder without the prior written consent of the other party.
As evidence of their agreement this Agreement has been executed by the parties hereto as of the date first above written.
Agora Holdings Inc.

/s/Ruben Yakubov
Ruben Yakubov, President

/s/Oleksandr Bondarenko
Oleksandr Bondarenko, COO

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